NEWS BULLETIN
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Old Republic International Corporation
307 North Michigan Avenue, Chicago, IL 60601-5382 312/346-8100

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For Further Information:

AT OLD REPUBLIC:                AT FRB | WEBER SHANDWICK:
A.C. Zucaro                     George Zagoudis
Chairman & CEO                  General Information
(312) 346-8100                  (312) 640-6663
                                gzagoudis@webershandwick.com

AT FRB | WEBER SHANDWICK:       AT FRB | WEBER SHANDWICK:
Leslie Loyet                    Tim Grace
Analysts/Investors              Media Inquiries
(312) 640-6672                  (312) 640-6667
lloyet@webershandwick.com       tgrace@webershandwick.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE                                                  NYSE: ORI
TUESDAY, OCTOBER 28, 2003


                  OLD REPUBLIC REPORTS 14TH CONSECUTIVE RISE IN
                          QUARTERLY OPERATING EARNINGS
                                      * * *
  Earnings benefit from higher profits in General and Title Insurance Segments

------------------------------------------------------------------------------------------------------
                                      Financial Highlights
                      (unaudited; amounts in millions except share data and
                 percentages; all per-share amounts are stated on a diluted basis)
------------------------------------------------------------------------------------------------------
                                  Quarters Ended September 30,         Nine Months Ended September 30,
                                  ----------------------------         -------------------------------
                                   2003       2002     Change            2003         2002      Change
                                  --------------------------------------------------------------------
 Total Revenues                   $866.4     $701.0     23.6%          $2,420.1     $1,998.1     21.1%
 Net Operating Income             $116.9     $ 98.3     18.9%          $  339.0     $  292.3     16.0%
 Net Income                       $119.9     $ 96.3     24.5%          $  345.8     $  299.4     15.5%
 Diluted Earnings Per Share:
   Net Operating Income           $ 0.96     $ 0.81     18.5%          $   2.78     $   2.40     15.8%
   Net Income                     $ 0.98     $ 0.79     24.1%          $   2.84     $   2.46     15.4%
------------------------------------------------------------------------------------------------------


CHICAGO--October 28, 2003--Old Republic International Corporation (NYSE: ORI), reported greater earnings for this year's third quarter and first nine months. Net income in this year's third quarter totaled $119.9 million, or 98 cents per share, versus $96.3 million, or 79 cents per share, for the year-ago quarter. Net operating income, which excludes realized investment gains or losses, was $116.9 million, or 96 cents per share in the quarter compared to $98.3 million, or 81 cents per share, in the same year-ago period.

                                     -more-

Old Republic International Corporation
Add -1-

For the first nine months of 2003, net income was $345.8 million, or $2.84 per share, versus $299.4 million, or $2.46 per share, for the same period of 2002. Net operating income for the first nine months of 2003 was $339.0 million, or $2.78 per share, compared to $292.3 million, or $2.40 per share, in the same period of 2002. In last year's first nine months, tax expense was reduced and net earnings were enhanced by tax and related interest recoveries of $10.9 million, or 9 cents per share, due to the favorable resolution in 2002's second quarter of tax issues dating back to the Company's 1987 tax return. Absent this non-recurring credit for 2002, net income and net operating income per share for the first nine months of 2003 would reflect growth rates of 19.8 percent and
20.3 percent, respectively. Expense recognition of stock options granted in 2003 reduced earnings per share by less than 1 cent per share in this year's third quarter and first nine months.

The components of GAAP net income and net operating income cited herein were as follows:

                                                             ($ in Millions)
                                            ------------------------------------------------
                                               Quarters Ended            Nine Months Ended
                                                September 30,              September 30,
                                            --------------------       ---------------------
                                              2003         2002          2003          2002
                                            -------      -------       -------       -------
Pretax operating income                      $173.3       $144.9        $500.7        $412.7
  Income taxes                                 56.2         46.4         161.5         120.1
                                            -------      -------       -------       -------
Net operating income                          116.9         98.3         339.0         292.3
                                            -------      -------       -------       -------
Add (deduct) realized investment
  gains (losses) from:
  Disposition of investments                   11.5          0.4          27.0          29.9
  Impairment of investments                    (6.9)        (3.6)        (16.4)        (19.0)
                                            -------      -------       -------       -------
      Total                                     4.5         (3.2)         10.5          10.9
      Income taxes (credits)                    1.6         (1.2)          3.7           3.8
                                            -------      -------       -------       -------
Post tax net realized gains (losses)            2.9         (2.0)          6.8           7.1
                                            -------      -------       -------       -------
Net income                                   $119.9      $  96.3        $345.8        $299.4
                                            =======      =======       =======       =======

Both net operating income and net income figures are given to aid investment analysis of Company results, as they highlight the impact of certain accounting rules or securities market-driven considerations that affect the recording of investment gains or losses and contribute to earnings volatility and lessened period-to-period comparability. The realization of investment gains or losses can be highly discretionary or arbitrary due to such factors as the timing of individual securities sales, losses from write-downs of impaired securities, tax-planning considerations, and investment management judgments relative to the direction of securities markets or the future prospects of individual investees or industry sectors. The recognition of losses from write-downs of securities deemed other than temporarily impaired can be caused by a variety of factors, including adverse securities market trends and industry-wide or issuer-specific developments that can lead to a permanent loss of market value or non-recoverability of asset cost.

Consolidated Revenues

Consolidated operating revenues for this year's third quarter amounted to $861.8 million, up 22.4 percent when compared to $704.3 million posted in the same quarter of 2002. Net premiums and fees were $778.1 million in 2003's third quarter versus $623.3 million in the same period one year ago. Consolidated net investment income of $69.1 million for the third quarter of 2003 was basically flat when compared to the same quarter of 2002.

                                     -more-

Old Republic International Corporation
Add -2-

For the first nine months of 2003, consolidated operating revenues rose 21.3 percent to $2.40 billion, from $1.98 billion for the first nine months of 2002. Net premiums and fees for the first nine months of 2003 were $2.15 billion compared to $1.75 billion in the same year-ago period. Consolidated net investment income for the year-to-date period in 2003 was $208.6 million, slightly higher than the $203.7 million recorded in the first nine months of 2002. While positive operating cash flow has continued to be additive to Old Republic's invested asset base, a fairly consistent drop in interest rates in recent years has had a negative impact on investment yields and resulting investment income.

General Insurance Group

Old Republic's property and liability insurance business registered pretax operating income of $64.8 million in this year's third quarter, which compares to $46.8 million earned in the same period of 2002. Net premium revenues in the latest quarterly period rose by 18.3 percent to $359.0 million, compared to $303.4 million one year ago. The composite underwriting ratio for this year's third quarter was 92.9 percent versus 98.6 percent in the same quarter one year ago.

For the first nine months of 2003, pretax operating income rose by 41.3 percent to $186.7 million when compared to $132.1 million posted in the like period of 2002. Net premiums earned were $1.01 billion versus $858.5 million a year ago, for an increase of 17.9 percent. The composite underwriting ratio was 93.6 percent compared to 99.1 percent in the same period last year.

All of the improvement in General Insurance premium production resulted from a better pricing environment that began in 2000, and from greater success in securing new business in a commercial insurance market that remains relatively tight. Underwriting results in the latest quarter and year-to-date period continued to benefit from lower claims ratios, while posting relatively even production and administrative expense portions of the composite underwriting ratio. The latter represents the most widely accepted indicator of underwriting performance in the industry, and Old Republic has now registered a composite ratio below 100% for six consecutive quarters. The ratio reached a high of 118.8% in the third quarter of 1999 and has dropped fairly consistently to successively lower quarterly levels since that time.

Mortgage Guaranty Group

Mortgage Guaranty pretax operating income in the third quarter was $69.1 million, down slightly from $70.8 million registered in the same period one year ago. Net premiums earned in the latest quarter were $100.1 million, up 4.4 percent from $95.9 million in the year-ago quarter.

For the first nine months of 2003, Mortgage Guaranty pretax operating income rose by 1.0 percent to $214.9 million from $212.7 million in the first nine months of 2002. Net premiums earned totaled $298.9 million, rising by 7.3 percent from the $278.6 million earned in the same period of 2002. Mortgage Guaranty investment income in both the third quarter and first nine months of 2003 reflected a rising invested asset base, though the aforementioned drop in current investment yields has inhibited a corresponding growth in this revenue source.

                                     -more-

Old Republic International Corporation
Add -3-

For this year's third quarter and year-to-date periods, continued high levels of refinancing activity enhanced mortgage guaranty insurance volume, with traditional primary new insurance written growing by 42.3 percent and 33.5 percent, respectively, in comparison with 2002. The composite underwriting ratio has trended higher in 2003. It amounted to 47.2 percent and 44.5 percent for the third quarter and first nine months of 2003, respectively, versus 43.2 percent and 41.3 percent for the same periods of 2002, respectively. The loss component of this ratio has risen in each quarterly period of 2003. Higher levels of paid claims and loan default rates were partially offset by reduced estimates of claim reserve severity but nonetheless produced higher claim ratios in this year's third quarter and first nine months. These trends to higher loss costs have emerged since the final quarter of 2002 following a fairly consistent downtrend that had begun some five years earlier. Expense ratios for this year's third quarter and first nine months were significantly lower at 23.9 percent and
25.0 percent, respectively, than the equivalent ratios of 29.6 percent and 28.7 percent, respectively, posted in 2002. The lower expense ratios in 2003 reflect greater operating efficiencies and enhanced cost controls. Expense ratios for the third quarter and first nine months of 2002 were affected adversely by increases of 5.0 percentage points and 1.7 percentage points, respectively, as a result of certain non-recurring litigation costs.

Title Insurance Group

The Company's Title Insurance Group posted a substantial rise in pretax operating income to a new record of $43.0 million in the third quarter of 2003. This compares to $26.9 million registered in the same period of 2002. Premium and fee revenues rose by 47.4 percent to $308.4 million in this year's third quarter. For the first nine months of 2003, premium and fee revenues grew by
41.0 percent, while pretax operating income increased by 53.8 percent to $105.2 million from $68.4 million in the like period of 2002.

For each period of the current year, Title Insurance underwriting results were aided by growing premium and fee revenues, resulting mostly from continued high levels of mortgage refinancing activity and by maintenance of production and operating costs within parameters of premium and fee revenue growth, offset somewhat by relatively low though moderately rising claim costs.

Life and Health Group

Life and Health operating revenues were $12.0 million in this year's third quarter and $43.6 million in the first nine months of the year. For 2003 pretax operating earnings (losses) amounted to ($1.2) million in the third quarter and $2.0 million in the first nine months of the year. These results compare to pretax operating income of $1.3 million and $4.7 million in the same respective quarter and year-to-date periods of 2002. Substantially all of the shortfall in 2003 earnings stemmed from a significant spike in term life insurance death claims during this year's third quarter, and from a greater than average lapsation of such policies issued in prior years. Policy lapses result in a drop in premium income and thus a lower revenue base to absorb current costs.

                                     -more-

Old Republic International Corporation
Add -4-

Cash, Invested Assets and Shareholders' Equity

Cash and invested assets at September 30, 2003, totaled $6.79 billion, or $56.21 per share, versus $6.16 billion, or $51.15 per share, at December 31, 2002, and $5.92 billion, or $49.15 per share, at September 30, 2002. Consolidated operating cash flow grew by 22.1 percent to $551.3 million for the first nine months of 2003. Consolidated cash flow growth in this year's first nine months resulted mostly from significant additions by the Company's General and Title Insurance segments.

Effective January 1, 2003, the Corporation elected to reclassify fixed maturity securities formerly categorized as held to maturity to the available for sale classification. The securities involved are primarily utility and tax-exempt bonds that account for approximately 31 percent of Old Republic's investment portfolio. The decision was prompted by restrictive accounting rules applicable to held to maturity investment securities. The necessarily mechanical application of these rules can inhibit the Corporation's ability to optimally manage its investments from a practical business point of view. As of September 30, 2003, the net impact of this reclassification on the Corporation's balance sheet is to increase the carrying value of invested assets by $114.9 million, deferred tax liabilities by $40.2 million, and shareholders' equity by $74.7 million, or approximately 62 cents per share. This change has no income statement impact, no effect on Old Republic's ability to hold individual securities to maturity as it may deem appropriate, and does not affect the Company's necessary long-term orientation in the management of its business. Going forward, Old Republic's shareholders' equity account could reflect somewhat greater period-to-period volatility as the entire bond, note and stock investment portfolio will now be marked to market on a quarterly basis. Nevertheless, the Company believes that its ability to hold securities until they mature or until such other time when they can be sold opportunistically are much more important factors than their posted market value at any one point in time.

Old Republic's investment portfolio reflects a current allocation of approximately 85 percent in fixed-income investments and 8 percent in equities. As has been the case for many years, it contains little or no exposure to real estate investments, mortgage-backed securities, derivatives, junk bonds, private placements or mortgage loans.

Common shareholders' equity grew by 13.2 percent to $3.57 billion at September 30, 2003, compared to the equivalent balance of $3.15 billion posted as of December 31, 2002, and $3.04 billion at September 30, 2002. Book value per share was $29.55 at the end of this year's third quarter, versus $26.17 at year-end 2002, and $25.28 at September 30, 2002.

Conference Call Information

Old Republic has scheduled a conference call today at 2:00 p.m. Central Time to discuss its third quarter 2003 performance and related trends in its business. To access this call, log on to www.oldrepublic.com 15 minutes before the call to download the necessary software. Replays will be available through this website for 30 days.

                                     -more-

Old Republic International Corporation
Add -5-

About Old Republic

Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages in the property and liability, mortgage guaranty, title and life and health insurance fields. One of the nation's 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $9.6 billion and shareholders' equity of nearly $3.6 billion. Its current stock market valuation is approximately $4.1 billion.

Safe Harbor Statement

Historical data pertaining to the operating performance, liquidity, and other financial indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed claims can have a bearing on period-to-period comparisons and future operating results.

Some of the statements made in this News Release and Company published reports, as well as oral statements or commentaries made by the Company's management in conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements, commentaries, or inferences, of necessity, involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected in particular by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title insurance results can be impacted by similar factors and most particularly by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans; mortgage guaranty results may also be impacted by various risk-sharing arrangements with business producers as well as the risk management and pricing policies of government sponsored enterprises. Life and disability insurance results can be affected by the levels of employment and consumer spending, as well as mortality and health trends. At the parent company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, as well as interest income on temporary holdings of short-term investments.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.


           For the latest news releases and other corporate documents on Old Republic International
                           visit: www.oldrepublic.com

                           Financial Tables Follow....

                                     -more-

Old Republic International Corporation
Add 6

                                                Old Republic International Corporation
                                                         FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------------------------------------------------------------------

                                                  Quarters Ended                                Nine Months Ended
                                                   September 30,                                  September 30,
                                         ---------------------------------     %         ---------------------------------     %
                                              2003              2002        Change            2003              2002        Change
                                         -------------------------------------------     -------------------------------------------
NET  INCOME:
      Total                                $119,929,448       $96,358,301     24.5%        $345,888,134      $299,430,982     15.5%
                                         ===============   ===============               ===============   ===============

      Per Share:  Basic                           $0.99             $0.80     23.7%               $2.86             $2.48     15.3%
                                         ===============   ===============               ===============   ===============
                  Diluted                         $0.98             $0.79     24.1%               $2.84             $2.46     15.4%
                                         ===============   ===============               ===============   ===============

Average number of common and
  equivalent shares outstanding
                  Basic                     120,858,089       120,549,496                   120,849,307       120,529,081
                                         ===============   ===============               ===============   ===============
                  Diluted                   122,301,762       121,487,344                   121,911,773       121,558,013
                                         ===============   ===============               ===============   ===============

------------------------------------------------------------------------------------------------------------------------------------
COMPOSITION  OF  EARNINGS  PER  SHARE:
------------------------------------------------------------------------------------------------------------------------------------
Basic Earnings:
      Net income, before items below              $0.97             $0.82     18.3%               $2.80             $2.42     15.7%
      Realized investment gains (losses)           0.02             (0.02)                         0.06              0.06
                                         ---------------   ---------------               ---------------   ---------------
          Net income                              $0.99             $0.80     23.7%               $2.86             $2.48     15.3%
                                         ===============   ===============               ===============   ===============
Diluted Earnings:
      Net income, before items below              $0.96             $0.81     18.5%               $2.78             $2.40     15.8%
      Realized investment gains (losses)           0.02             (0.02)                         0.06              0.06
                                         ---------------   ---------------               ---------------   ---------------
          Net income                              $0.98             $0.79     24.1%               $2.84             $2.46     15.4%
                                         ===============   ===============               ===============   ===============
------------------------------------------------------------------------------------------------------------------------------------
BOOK  VALUE  PER  SHARE (End of periods)(a):
      As Reported                                                                                $29.55            $25.28     16.9%
                                                                                         ===============   ===============
      Cost Basis                                                                                 $27.62            $24.53     12.6%
                                                                                         ===============   ===============
------------------------------------------------------------------------------------------------------------------------------------
FINANCIAL SUMMARY ($ in Millions) :
------------------------------------------------------------------------------------------------------------------------------------
Operating Revenues:
      General                                    $407.0            $351.8     15.7%            $1,157.1          $1,003.3     15.3%
      Mortgage Guaranty                           125.8             119.1      5.6%               375.1             344.8      8.8%
      Title                                       314.5             215.0     46.3%               827.4             591.3     39.9%
      Life & Health                                12.0              16.4    -27.0%                43.6              44.5     -2.1%
      Other                                         2.4               1.8                           6.2               3.0
                                         ---------------   ---------------               ---------------   ---------------
          Consolidated Operating Revenues         861.8             704.3     22.4%             2,409.5           1,987.1     21.3%
Realized Investment Gains (Losses)                  4.5              (3.2)                         10.5              10.9
                                         ---------------   ---------------               ---------------   ---------------
      Total Revenues                             $866.4            $701.0     23.6%            $2,420.1          $1,998.1     21.1%
                                         ===============   ===============               ===============   ===============

Pretax Operating Income (Loss):
      General                                     $64.8             $46.8     38.5%              $186.7            $132.1     41.3%
      Mortgage Guaranty                            69.1              70.8     -2.4%               214.9             212.7      1.0%
      Title                                        43.0              26.9     59.8%               105.2              68.4     53.8%
      Life & Health                                (1.2)              1.3   -189.1%                 2.0               4.7    -56.9%
      Other                                        (2.4)             (1.0)                         (8.2)             (5.3)
                                         ---------------   ---------------               ---------------   ---------------
          Total                                   173.3             144.9     19.6%               500.7             412.7     21.3%
Realized Investment Gains (Losses)                  4.5              (3.2)                         10.5              10.9
                                         ---------------   ---------------               ---------------   ---------------
          Revenues, Net of Expenses               177.9             141.6     25.6%               511.3             423.6     20.7%
Income Taxes                                       57.9              45.2     28.1%               165.2             123.9     33.3%
                                         ---------------   ---------------               ---------------   ---------------
      Net Income                                 $119.9             $96.3     24.5%              $345.8            $299.4     15.5%
                                         ===============   ===============               ===============   ===============
------------------------------------------------------------------------------------------------------------------------------------

(a) "As Reported" in financial statements with all securities carried at market value at September 30, 2003, and partially so at September 30, 2002. "Cost Basis" calculation includes all investment securities at their currently amortized original cost.

                                     -more-

Old Republic International Corporation
Add 7

                                                 Old Republic International Corporation
                                                       SEGMENTED OPERATING SUMMARY
                                                              ($ in Millions)
------------------------------------------------------------------------------------------------------------------------------------
                 Net                                                                                          Pretax
               Premiums        Net                                                Sales                     Operating     Composite
               & Fees      Investment      Other      Operating     Benefits     & Other         Total        Income    Underwriting
  Segment      Earned        Income       Income       Revenues     & Claims     Expenses      Expenses       (Loss)       Ratios
------------  -----------  -----------  -----------  -----------  ------------  -----------  ------------  -----------  ------------
Quarter Ended September 30, 2003
--------------------------------
General           $359.0        $43.1         $4.8       $407.0        $242.3        $99.7        $342.1        $64.8          92.9%
Mortgage           100.1         16.2          9.4        125.8          23.2         33.4          56.7         69.1          47.2%
Title              308.4          5.9          0.1        314.5          17.2        254.2         271.4         43.0          88.1%
Life                10.4          1.4          0.1         12.0           6.5          6.6          13.2         (1.2)        125.0%
Other                ---          2.4          ---          2.4           ---          4.9           4.9         (2.4)           ---
              --------------------------------------------------------------------------------------------------------  ------------
 Consolidated     $778.1        $69.1        $14.5       $861.8        $289.4       $399.0        $688.4       $173.3          86.0%
              ========================================================================================================  ============

Quarter Ended September 30, 2002
--------------------------------
General           $303.4        $43.3         $5.0       $351.8        $220.2        $84.7        $304.9        $46.8          98.6%
Mortgage            95.9         16.3          6.8        119.1          13.0         35.2          48.3         70.8          43.2%
Title              209.2          5.6          0.1        215.0          10.3        177.7         188.1         26.9          89.7%
Life                14.6          1.7          ---         16.4           9.5          5.5          15.1          1.3         102.6%
Other                ---          1.8          ---          1.8           ---          2.8           2.8         (1.0)           ---
              --------------------------------------------------------------------------------------------------------  ------------
 Consolidated     $623.3        $68.8        $12.1       $704.3        $253.1       $306.2        $559.3       $144.9          87.3%
              ========================================================================================================  ============

------------------------------------------------------------------------------------------------------------------------------------

Nine Months Ended September 30, 2003
------------------------------------
General         $1,012.0       $131.0        $14.0     $1,157.1        $690.7       $279.7        $970.4       $186.7          93.6%
Mortgage           298.9         49.0         27.2        375.1          58.3        101.9         160.2        214.9          44.5%
Title              809.3         17.6          0.4        827.4          45.0        677.0         722.1        105.2          89.3%
Life                38.6          4.7          0.2         43.6          19.3         22.2          41.5          2.0         106.9%
Other                ---          6.1          ---          6.2           ---         14.4          14.4         (8.2)           ---
              --------------------------------------------------------------------------------------------------------  ------------
 Consolidated   $2,158.9       $208.6        $42.0     $2,409.5        $813.3     $1,095.4      $1,908.7       $500.7          85.8%
              ========================================================================================================  ============

Nine Months Ended September 30, 2002
------------------------------------
General           $858.5       $129.5        $15.2     $1,003.3        $622.4       $248.8        $871.2       $132.1          99.1%
Mortgage           278.6         49.2         16.9        344.8          35.1         96.9         132.0        212.7          41.3%
Title              574.1         16.8          0.4        591.3          27.7        495.1         522.9         68.4          90.8%
Life                39.3          5.0          0.1         44.5          23.0         16.7          39.8          4.7         100.7%
Other                ---          3.0          ---          3.0           ---          8.4           8.4         (5.3)           ---
              --------------------------------------------------------------------------------------------------------  ------------
 Consolidated   $1,750.7       $203.7        $32.7     $1,987.1        $708.3       $866.0      $1,574.4       $412.7          87.5%
              ========================================================================================================  ============

------------------------------------------------------------------------------------------------------------------------------------

Fiscal Twelve Months Ended September 30, 2003
---------------------------------------------
General         $1,337.5       $174.0        $18.8     $1,530.4        $920.3       $373.3      $1,293.6       $236.7          94.4%
Mortgage           396.5         65.6         35.2        497.4          76.0        151.3         227.4        269.9          48.5%
Title            1,048.6         23.3          0.5      1,072.5          58.0        879.9         937.9        134.6          89.4%
Life                49.3          6.4          0.3         56.1          25.3         27.0          52.4          3.7         105.3%
Other                ---          8.1          ---          8.2           ---         18.2          18.2        (10.0)           ---
              --------------------------------------------------------------------------------------------------------  ------------
 Consolidated   $2,832.2       $277.6        $55.0     $3,164.8      $1,079.8     $1,449.9      $2,529.8       $635.0          86.7%
              ========================================================================================================  ============

Fiscal Twelve Months Ended September 30, 2002
---------------------------------------------
General         $1,124.6       $172.3        $20.4     $1,317.4        $823.5       $328.0      $1,151.6       $165.8         100.1%
Mortgage           369.8         65.5         23.4        458.8          48.0        129.2         177.2        281.5          41.5%
Title              750.8         22.4          0.6        774.0          34.8        648.8         683.7         90.3          90.7%
Life                51.5          6.7          0.2         58.5          30.4         22.4          52.9          5.6         102.2%
Other                ---          6.2          ---          6.2           ---         11.6          11.6         (5.3)           ---
              --------------------------------------------------------------------------------------------------------  ------------
 Consolidated   $2,296.9       $273.3        $44.7     $2,615.1        $936.9     $1,140.1      $2,077.1       $538.0          87.7%
              ========================================================================================================  ============

------------------------------------------------------------------------------------------------------------------------------------

                                                                          -more-

Old Republic International Corporation
Add 8

                                               Old Republic International Corporation
                                                   SEGMENTED OPERATING STATISTICS
                                                          ($ in Millions)
------------------------------------------------------------------------------------------------------------------------------------

                                                            Quarters Ended                               Nine Months Ended
                                                             September 30,                                 September 30,
                                                   -----------------------------------           -----------------------------------
                                                        2003               2002                       2003               2002
                                                   -----------------------------------           -----------------------------------
General Insurance:
      Benefits and claims ratio                              67.1%              73.0%                      68.4%              73.2%
      Expense ratio                                          25.8%              25.6%                      25.2%              25.9%
                                                   ----------------   ----------------           ----------------   ----------------
         Composite ratio                                     92.9%              98.6%                      93.6%              99.1%
                                                   ================   ================           ================   ================

      Paid loss ratio                                        55.0%              58.3%                      54.4%              63.2%
                                                   ================   ================           ================   ================


Mortgage Guaranty:
      New insurance written: Traditional Primary         $11,123.8           $7,819.3                  $29,506.0          $22,093.7
                             Bulk                            965.5            2,244.6                    4,069.3            4,754.5
                             Other                         1,511.3            1,349.6                    4,907.5            5,616.6
                                                   ----------------   ----------------           ----------------   ----------------
                             Total                       $13,600.6          $11,413.5                  $38,482.8          $32,464.8
                                                   ================   ================           ================   ================

      Net risk in force: Traditional Primary                                                           $15,060.8          $15,446.9
                         Bulk                                                                              752.9              476.4
                         Other                                                                             491.7              434.0
                                                                                                 ----------------   ----------------
                         Total                                                                         $16,305.4          $16,357.3
                                                                                                  ================   ===============

      Earned premiums: Direct                               $117.5             $110.4                     $348.6             $318.3
                                                   ================   ================           ================   ================
                       Net                                  $100.1              $95.9                     $298.9             $278.6
                                                   ================   ================           ================   ================

      Persistency/Traditional Primary                                                                      43.0%              62.2%
                                                                                                 ================   ================

      Delinquency ratio: Traditional Primary                                                                3.8%               3.1%
                                                                                                 ================   ================
                         Bulk                                                                               5.0%               2.1%
                                                                                                 ================   ================

      Claims ratio                                           23.3%              13.6%                      19.5%              12.6%
      Expense ratio                                          23.9%              29.6%                      25.0%              28.7%
                                                   ----------------   ----------------           ----------------   ----------------
         Composite ratio                                     47.2%              43.2%                      44.5%              41.3%
                                                   ================   ================           ================   ================

      Paid loss ratio                                        26.9%              15.5%                      21.3%              15.3%
                                                   ================   ================           ================   ================


Title Insurance:
      Direct orders opened                                 115,083            138,785                    417,557            325,029
                                                   ================   ================           ================   ================
      Direct orders closed                                 121,684             94,364                    352,485            257,708
                                                   ================   ================           ================   ================

      Claims ratio                                            5.6%               4.9%                       5.6%               4.8%
      Expense ratio                                          82.5%              84.8%                      83.7%              86.0%
                                                   ----------------   ----------------           ----------------   ----------------
         Composite ratio                                     88.1%              89.7%                      89.3%              90.8%
                                                   ================   ================           ================   ================

      Paid loss ratio                                         3.1%               4.6%                       2.8%               4.1%
                                                   ================   ================           ================   ================





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